UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2016, R. Alberto Avendano, M.D. was hired as our Chief Medical Officer, reporting to David A. Dresner, our interim Chief Executive Officer and President.  Dr. Avendano, age 55, is an at-will employee and will receive a base salary of $270,000 per year with the opportunity to earn an annual bonus of up to $50,000 based on performance.  He received incentive stock options for 20,000 shares of Osiris Therapeutics stock at an exercise price of $4.96 that vests on an equal basis annually over four years. Dr. Avendano is also entitled to reimbursement for temporary housing costs for the first 12 months of his employment, while he relocates from Richmond, Virginia to the local Columbia, Maryland area.

Dr. Avendano received his license to practice medicine almost 30-years ago.  From June 2013 until joining Osiris, Dr. Avendano served as the Medical Director for Indivior Inc. (previously Reckitt Benckisser Pharmaceuticals).  Prior to joining Indivior, Dr. Avendano served in a variety of medical director and research positions, most recently as Associate Medical Director at EMD Serono, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

By:	/s/ GREGORY I. LAW
Gregory I. Law Chief Financial Officer

Date: October 6, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 6, 2016

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